Exhibit 99.1

MB Financial, Inc.

800 West Madison Street

Chicago, Illinois 60607

(888) 422-6562

NASDAQ: MBFI

PRESS RELEASE

For Information on MB Financial, Inc. contact:

Jill York, Vice President and Chief Financial Officer

E-Mail: jyork@mbfinancial.com

MB Financial, Inc. Completes Acquisition of Taylor Capital; Merges Cole Taylor Bank into MB Financial Bank

Largest Merger Ever of Two Chicago-Based Banks

CHICAGO, August 18, 2014 — MB Financial, Inc. (NASDAQ: MBFI), the parent company of MB Financial Bank, N.A., announced today that it has completed its acquisition of Taylor Capital Group, Inc., and that Cole Taylor Bank has been merged into MB Financial Bank.

In commenting on the transaction, Mitchell Feiger, President and Chief Executive Officer of MB Financial Inc., said, “The completion of this transaction represents one of the most significant milestones in our more than one hundred year history and is the largest merger ever of two Chicago-based banks.  I’m delighted to welcome Mark Hoppe and his colleagues to MB Financial and am confident that the combined organization will be an even stronger ally for our clients and our communities.”

MB Financial Bank President and Chief Executive Officer Mark A. Hoppe noted, “With nearly $15 billion in assets and one of the strongest middle-market, relationship-based teams in the marketplace, we’re ready to focus even more intensely on helping our clients and prospects grow and succeed.”

About MB Financial, Inc. (NASDAQ: MBFI)

MB Financial Inc. is the Chicago-based holding company for MB Financial Bank, N.A., which has approximately $15 billion in assets and a more than one hundred year history of building deep and lasting relationships with middle-market companies and individuals. MB offers a full range of powerful financial solutions and the expertise and experience of bankers who are focused on their clients’ success.

Learn more about MB Financial, Inc. at www.mbfinancial.com.

Safe Harbor Statement: Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, such statements are subject to numerous factors that could cause actual results to differ materially from those anticipated in such statements, as discussed in MB Financial’s filings with the Securities and Exchange Commission.